                                                                     EXHIBIT 4.2


        REGISTRATION RIGHTS AGREEMENT, dated as of April 13, 2001, among Calpine Corporation, a Delaware corporation (the "Company"), and the parties listed on Schedule I attached hereto (the
        "Stockholders")



                                  INTRODUCTION

        The Company, WRMS Engineering, Inc. and the Stockholders have entered into a Share Purchase Agreement, dated as of April 3, 2001 (the "Purchase Agreement"), pursuant to which, among other things, the Company is issuing, and the Stockholders are acquiring, shares of the Company's common stock, par value $0.001 per share (the "Common Stock").

        The execution and delivery of this Agreement by the Company and the Stockholders is a condition precedent to the obligations of the Stockholders under the Purchase Agreement.

        Capitalized terms used herein without definition shall have the meanings given to them in Section 9(b).

        In consideration of the foregoing, the covenants and obligations set forth below and other good and valuable consideration, the parties agree as follows:

        1. Registration. Subject to the terms and conditions of this Agreement, the Company shall cause the Registrable Securities to be registered for public resale within the United States by the Stockholders.

        2. Registration Procedures. The Company shall, at its expense, as expeditiously as possible:

        (a) within five (5) days after the Closing Date, subject to the provisions of Section 8, prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 or other available form (as may be amended or supplemented from time to time, the "Registration Statement"), relating to the public resale of the Registrable Securities. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission. The Registration Statement shall include a prospectus (as may be amended or supplemented from time to time, the "Prospectus") to be delivered by each Holder to the purchaser of his, her or its Registrable Securities;

        (b) subject to the provisions of Section 8, prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective, and the Prospectus current, for one year from the Closing Date, unless prior to the expiration of such period all of the Registrable Securities have been sold;

        (c) furnish to each Holder such number of copies of the Registration Statement and/or the Prospectus as may be required pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or as a Holder may reasonably request; and

        (d) use its best efforts to list the Registrable Securities on the New York Stock Exchange or, if the Common Stock is de-listed from such exchange, the securities exchange or interdealer quotation system on which the Common Stock is subsequently listed or quoted, if such listing is then permitted under the rules of such exchange or system.

        3. Expenses. All expenses incurred in connection with the Registration Statement, the Prospectus and the other undertakings of the Company pursuant to this Agreement shall be borne by the Company; provided, however, that the Company shall not be responsible for any underwriting discounts, selling commissions or fees, stock transfer taxes or similar costs, incurred in connection with a Holder's sale of Registrable Securities.

        4. Indemnification and Contribution.

        (a) Indemnification by the Company. The Company, to the extent permitted by applicable law, will indemnify and hold harmless each Holder of Registrable Securities included in the Registration Statement pursuant to the provisions of this Agreement and each other person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act (a "Holder Indemnified Party") and will reimburse each Holder Indemnified Party with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses, including the reasonable fees and expenses of legal counsel (collectively, "Claims"), to which such Holder Indemnified Party becomes subject, insofar as such Claims arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in the Registration Statement or the Prospectus, or (ii) any omission (or alleged omission) to state in the Registration Statement or Prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any rule or regulation under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration; provided, however, that the Company will not be liable in any case to the extent that any Claim arises out of or is based upon an untrue statement (or alleged untrue statement) or omission (or alleged omission) so made in reliance upon information furnished to the Company by a Holder. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder Indemnified Party.

        (b) Indemnification by the Holders. Each Holder of shares of Registrable Securities, severally and not jointly, to the extent permitted by law, will indemnify and hold harmless the Company, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company (collectively, the "Company Indemnified Parties") from and against, and will reimburse each Company Indemnified Party with respect to, any and all Claims to which such Company Indemnified Party becomes subject, insofar as such Claims arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in the Registration Statement or the Prospectus, or (ii) any omission (or alleged omission) to state in the Registration Statement or Prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation


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

by the Holder of any rule or regulation under the Securities Act or any state securities laws applicable to the Holder and relating to action or inaction required of the Holder in connection with such registration; provided, however, that each Holder will be liable to the Company Indemnified Parties only to the extent that the Claims arise out of or are based upon an untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon information furnished by such Holder for use in the preparation of the Registration Statement or the Prospectus. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Company Indemnified Party.

        (c) Notices of Claims, etc. Promptly after receipt by a person to be indemnified pursuant to the provisions of Section 4(a) or (b) (an "indemnified party") of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of this Section 4(a) or (b), notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 4 and shall not relieve the indemnifying party from liability under this Section 4 unless such indemnifying party is prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after the notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of Section 4(a) and (b) for any legal expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred; provided, further, that the indemnifying party shall be required to pay the fees of only one separate counsel for all indemnified parties in such action. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party, and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

        (d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder Indemnified Party exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such Holder Indemnified Party in circumstances for which indemnification is provided under this Section 4, then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Holder of Registrable Securities on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

        5. Reporting Requirements.

        (a) Exchange Act Reporting. Until such time as all of the Registrable Securities have been sold, the Company shall timely file with the Commission such documents and reports as it may be required to file pursuant to Section 13(a), 14 or 15 of the Securities Exchange Act of 1934 (the "Exchange Act").

        (b) Furnishing Information to Holders. The Company shall promptly furnish any Holder, upon request, with (i) a copy of the most recent annual report of the Company and any subsequent quarterly and periodic reports of the Company, and (ii) such other reports and documents filed by the Company with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act.

        6. Holder Information. As a condition to the performance of the Company's obligations hereunder, each Holder of Registrable Securities shall furnish to the Company, in a timely manner, such information with respect to the Holder and the Holder's intended distribution of his, her or its Registrable Securities as the Company may from time to time reasonably request and as shall be required by law or by the rules and regulations of the Commission in connection with the registration of the Registrable Securities owned by such Holder.

        7. Restrictions on Transfer.

        (a) No Holder shall, directly or indirectly, sell, transfer, exchange, assign, pledge, hypothecate, give or otherwise dispose of (including by means of short sales, forward sales or equity derivative or other hedging or monetization transactions) any Registrable Securities, or any right or interest therein, or enter into any contract in respect of any of the foregoing, unless and until such Registrable Securities are registered pursuant to Section 1;

provided, however, that, subject to the provisions relating to transfer contained in the Purchase Agreement:

        (i) a Stockholder may transfer Registrable Securities without registration by gift to any member of the Stockholder's immediate family or to a trust solely for the benefit of the Stockholder and/or one or more members of such Stockholder's immediate family;

        (ii) Registrable Securities may be transferred without registration to a Holder's executor, administrator, trustee, or personal representative at death or involuntarily by operation of law; and

        (iii) Registrable Securities may be transferred without registration; provided, however, that as a condition precedent to each such sale, the Company shall have received an opinion of counsel to such selling Holder, such opinion to be in form and substance reasonably satisfactory to the Company, that such sale is exempt from registration under the Securities Act and all applicable state securities laws;

and in each case it shall be a condition to any such transfer that the transferee agrees in a writing delivered to the Company to be bound by all of the terms and conditions of this Agreement and that any such transfer otherwise shall be exempt from registration under the Securities Act and all applicable state securities laws.

        (b) Each stock certificate representing Registrable Securities shall be imprinted with the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE PLEDGED, OFFERED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE AND UPON DELIVERY TO THE COMPANY, IF REQUESTED, OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO THE TERMS OF A REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL [ ], 2001. A COPY OF THE REGISTRATION RIGHTS AGREEMENT IS AVAILABLE FOR INSPECTION DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL OFFICES OF THE COMPANY. NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED


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

        HEREBY MAY BE SOLD, ASSIGNED, TRANSFERRED, MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OR ENCUMBERED, DIRECTLY OR INDIRECTLY, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

The Company may instruct its transfer agent to impose appropriate stop transfer procedures to enforce the restrictions imposed by Section 7(a).

        (c) The legend specified in Section 7(b) shall be removed and the Company shall promptly issue, or shall promptly cause to be issued, a certificate without such legend to the Holder of any Registrable Securities in conjunction with any resale of such Registrable Securities effected pursuant to the Registration Statement and the Prospectus, provided that such resale is made in accordance with the terms of this Agreement.

        8. Suspension of the Company's Obligations.

        (a) Notwithstanding any other provision in this Agreement to the contrary, the Company's obligations to file the Registration Statement, cause the Registration Statement to remain effective and/or keep the Prospectus current shall be suspended (a "Suspension") if the Company shall furnish to the Holders a certificate signed by a senior officer of the Company (a "Suspension Certificate") stating that in the reasonable judgment of the Company it would be detrimental to the Company and its stockholders for the Company to take the actions necessary to fulfill such obligations at such time due to undisclosed pending Company events. Any such Suspension shall terminate twenty-four (24) hours after disclosure of such events by the Company or the termination of such events, in either case as evidenced by a certificate of the Company furnished to the Holders. Each Holder, by executing and delivering a copy of this Agreement, shall be deemed (i) to have acknowledged that the receipt of a Suspension Certificate shall constitute the receipt of material nonpublic information regarding the Company and (ii) to have expressly agreed to maintain such information in confidence and to abstain from directly or indirectly selling, transferring, exchanging, assigning, pledging, hypothecating, giving or otherwise disposing of any Registrable Securities or any right or interest therein, or any other Company securities, until such time as the Holders have been advised in writing by the Company that such event has been disclosed or terminated as described above.

        (b) In the event that a Suspension shall be in effect for more than 120 continuous days, the Company shall pay to each Holder an amount, in cash, per Registrable Security held by the Holder as of the end of the Suspension equal to one--half (_) of the positive difference, if any, between the average of the closing prices of the Common Stock on the New York Stock Exchange (or such other stock exchange or interdealer quotation as may then be the primary U.S. trading market for the Common Stock) (the "Average Price") for the first twenty (20) trading days of the Suspension and the Average Price for the last twenty (20) days of the Suspension.

        9. Descriptive Headings; Definitions; Certain Interpretations.

        (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

        (b) As used in this Agreement, the following terms shall have the following respective meanings:

        "Affiliate" means (a) any person directly or indirectly controlling, controlled by or under common control with another person; (b) any person owning or controlling 10% or more of the outstanding voting securities of such other person; (c) any partner, officer, director, employee or stockholder of such person or any parent, spouse, child, brother, sister or other relative with a relationship (by blood, marriage or adoption) or not more remote than first cousin of any of the foregoing; or (d) any liquidating trust, trustee or other similar person or entity for any person.

        "Holder" means (a) any Stockholder and (b) any other person to which the rights of registration under this Agreement have been transferred or assigned by a Stockholder in accordance with the terms of this Agreement.

        "Registrable Securities" means (a) the [ ] shares of Common Stock issued to the Stockholders pursuant to the Purchase Agreement and (b) any shares of Common Stock issued in respect of such shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger or consolidation or reorganization; provided, however, that any such shares shall cease to be Registrable Securities when such securities have been sold in a public distribution or a public securities transaction or become eligible for resale pursuant to the provisions of Rule 144 under the Securities Act (or any similar or successor exemptive provision hereafter in effect).

        "Registration Expenses" means any and all expenses incident to performance of or compliance with this Agreement, including (i) all filing fees of the Commission, (ii) all fees and expenses of complying with state securities or blue sky laws, (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 2(g), and (v) the fees and disbursements of counsel for the Company and of its independent public accountants.

        (c) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" or "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; and (vi) a reference in this Agreement to a Section is to the Section of this Agreement.

        10. Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally or sent by telecopy (with


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

confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

        If to the Company:               Calpine Corporation
                                         50 West San Fernando Street
                                         San Jose, California 95113
                                         Attention:  Ann B. Curtis
                                         Fax No.:  (408) 995-0505

        With a copy to:                  Covington & Burling
                                         1330 Avenue of the Americas
                                         New York, New York 10019
                                         Attention:  Bruce C. Bennett
                                         Fax No.:  (212) 841-1010

If to any Stockholder, to its address as provided on the signature pages hereto, or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

        11. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

        12. Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party.

        13. Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

        14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

        15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION

WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

        16. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Stockholders' rights hereunder may not be assigned to any person or entity except a transferee of Registrable Securities pursuant to an unregistered transfer by a Stockholder in accordance with the proviso set forth in Section 7(a).

        17. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the registration of the Registrable Securities by the Company under the Securities Act and supersedes all prior agreements with respect to its subject matter and understandings, written or oral, among the parties with respect to the subject matter hereof.

        18. Amendment and Waiver. This Agreement and the rights granted to the Stockholders may be modified, amended or waived only by a writing signed by each party hereto.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                            CALPINE CORPORATION



                                            By: /s/ E.J. MACIAS
                                               ---------------------------------
                                               Name:      E.J. Macias
                                               Title:     Senior Vice President

                              HOLDER SIGNATURE PAGE





                                             -----------------------------------
                                             Print Name of Holder




                                             -----------------------------------
                                             Signature




                                             -----------------------------------
                                             Print Name of Signatory (if Holder
                                             is not a natural person)




                                             -----------------------------------
                                             Title of Signatory (if Holder is
                                             not a natural person)



                                             Address:


                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------

                              HOLDER SIGNATURE PAGE





                                             David W. Winn
                                             -----------------------------------
                                             Print Name of Holder



                                             /s/ DAVID W. WINN
                                             -----------------------------------
                                             Signature




                                             -----------------------------------
                                             Print Name of Signatory (if Holder
                                             is not a natural person)




                                             -----------------------------------
                                             Title of Signatory (if Holder is
                                             not a natural person)



                                             Address:


                                             3400 Echo Springs Road
                                             Lafayette, CA  94549

                              HOLDER SIGNATURE PAGE




                                             Michael Rojansky
                                             -----------------------------------
                                             Print Name of Holder



                                             /s/ MICHAEL ROJANSKY
                                             -----------------------------------
                                             Signature




                                             -----------------------------------
                                             Print Name of Signatory (if Holder
                                             is not a natural person)




                                             -----------------------------------
                                             Title of Signatory (if Holder is
                                             not a natural person)



                                             Address:


                                             109 La Sonoma Way
                                             Alamo, CA  94507

                              HOLDER SIGNATURE PAGE




                                             Patrick Ryan
                                             -----------------------------------
                                             Print Name of Holder



                                             /s/ PATRICK RYAN
                                             -----------------------------------
                                             Signature




                                             -----------------------------------
                                             Print Name of Signatory (if Holder
                                             is not a natural person)




                                             -----------------------------------
                                             Title of Signatory (if Holder is
                                             not a natural person)



                                             Address:


                                             70 St. Luke Court
                                             Danville, CA  94526

                              HOLDER SIGNATURE PAGE




                                             James R. Rowland
                                             -----------------------------------
                                             Print Name of Holder




                                             Signature



                                             /s/ JAMES R. ROWLAND
                                             -----------------------------------
                                             Print Name of Signatory (if Holder
                                             is not a natural person)




                                             -----------------------------------
                                             Title of Signatory (if Holder is
                                             not a natural person)



                                             Address:


                                            21 Avis Road
                                            Berkeley, CA  94707

                                   SCHEDULE I


                                   David Winn
                                Michael Rojansky
                                  Patrick Ryan
                                James R. Rowland